UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 8, 2017, SunPower Corporation (the “Company”) and Total S.A. entered into a letter agreement (the “Letter Agreement”), pursuant to which Total S.A. agreed that, within 15 business days of receiving written notice from the Company certifying that the Company has encountered a Liquidity Support Event (as defined in the Letter Agreement) and requesting Total S.A. to provide liquidity pursuant to the Letter Agreement, it will provide a guaranty of the Company’s payment obligations (the “Guaranty”) under the revolving credit facility with Credit Agricole of up to $100.0 million (“Support Amount”). The Letter Agreement and any Guaranty will expire automatically on August 26, 2019.

In consideration for the commitments of Total S.A. pursuant to the Letter Agreement, the Company will pay to Total S.A. a commitment fee and a guarantee fee for any guaranties issued under the Letter Agreement.

The foregoing description of the Letter Agreement and the Guaranty are qualified in their entirety by reference to the full text of the Letter Agreement (including the exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and which is incorporated into this report by this reference.

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2017, SunPower Corporation (the "Company") issued a press release, included as Exhibit 99.1 hereto, announcing its results of operations for its first fiscal quarter ended April 2, 2017.

The information furnished in Item 2.02 and Item 9.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated May 8, 2017, by and between SunPower Corporation and Total S.A.
99.1	Press release dated May 9, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 9, 2017	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated May 8, 2017, by and between SunPower Corporation and Total S.A.
99.1	Press release dated May 9, 2017